UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 9, 2024

Date of report (Date of earliest event reported)

ENERGY TRANSFER LP

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive offices) (zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On August 9, 2024, Energy Transfer LP (the “Partnership”) issued a press release announcing the pricing of its previously announced underwritten secondary public offering of common units representing limited partner interests (the “common units”) of the Partnership by certain of its common unitholders.

A copy of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.	Other Events.

On August 9, 2024, the Partnership, WTG Midstream LLC and an affiliate of Stonepeak Infrastructure Partners LP (the “Selling Unitholders”), and Barclays Capital Inc., acting as the underwriter (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Unitholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Unitholders, subject to and upon the terms and conditions set forth therein, an aggregate of 38,755,996 common units (the “Offering”), at a price to the public of $15.78 per unit. The Offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s effective shelf registration statement on Form S-3 (Registration No. 333-280849), a base prospectus dated July 31, 2024, included as part of the registration statement, and a prospectus supplement, dated August 9, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. The Partnership will not receive any proceeds from the sale of common units in the Offering. The Offering is expected to close on or around August 12, 2024, subject to the satisfaction of customary closing conditions.

Certain officers and directors of the Partnership’s general partner, LE GP, LLC (such officers and directors, “affiliated purchasers”), have agreed to purchase an aggregate of 3,040,000 common units at the price per common unit paid by the Underwriter to the Selling Unitholders. The Underwriter will not receive any underwriting discounts or commissions under this offering for sales of common units to the affiliated purchasers.

Pursuant to the Underwriting Agreement, the Partnership, the Selling Unitholders and certain directors and officers of the General Partner have agreed not to sell or otherwise dispose of any common units held by them for a period ending 30 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter, subject to certain exceptions.

The Underwriting Agreement includes customary representations, warranties and agreements by the Partnership and the Selling Unitholders and other customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Partnership and the Selling Unitholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect of these liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by such parties.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership, the Selling Unitholders and its and their respective affiliates, for which they received or will receive customary fees and expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1+	Underwriting Agreement, dated August 9, 2024, by and among Energy Transfer LP, the selling unitholders named therein and the underwriter named therein.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

99.1	Press Release, dated August 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Group Chief Financial Officer

Date:	August 12, 2024

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